UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2009

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On March 10, 2009, we filed a Current Report on Form 8-K pursuant to Item 2.02 regarding our issuance of a press release announcing our financial condition and results of operations as of and for the fiscal year and fiscal quarter ended January 31, 2009. Subsequently, we have modified the manner in which we have accounted for the pending settlement with the Internal Revenue Service which is primarily related to stock options.  As a result of the change regarding accounting for the pending settlement, the Consolidated Statement of Operations for the fiscal year ended January 31, 2009 now reflect a provision for income taxes of $3 million, compared to a benefit for income taxes of $6 million as previously reported.  Please see Item 9B of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the Securities and Exchange Commission on April 2, 2009, for further information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President — Chief
Financial Officer

Date:  April 2, 2009